UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

QUANTA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56025	81-2749032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3606 W. Magnolia Blvd. Burbank, CA 91505
(Address of principal executive offices)

Registrant’s telephone number, including area code (818) 659-8052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Quanta, Inc. (the “Company”, “we”, “us” or “our”) is filing this Current Report on Form 8-K pursuant to the Order (the “SEC Order”) issued by the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 (Release No. 34-88465) providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (COVID-19) outbreak.

The unprecedented outbreak of COVID-19 in the United States has caused the closing of our offices and has required our internal staff, our outside accountants and our independent registered public accounting firm to work remotely resulting in the disruption of the Company’s operations and business. Thus, the Company is unable to timely prepare and file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) that is due May 15, 2020 (the “Original Due Date”), and therefore the Company elected to rely on the conditional filing relief provided under the SEC Order.

As a result of all of the foregoing and the importance of providing materially accurate information, the Company has determined that it will file the Quarterly Report as soon as practicable, but may delay its filing by up to 45 days after the Original Due Date, or June 29, 2020, in order to allow sufficient time to compile, disseminate and review the information required to be presented in the Quarterly Report.

Additional Risk Factor Disclosure:

The recent global coronavirus outbreak could harm our business and results of operations.

The adverse public health developments and economic effects of the COVID-19 outbreak in the United States could adversely affect the Company’s operations as a result of quarantines, facility closures and logistics restrictions in connection with the outbreak. More broadly, the outbreak could potentially lead to an economic downturn, which would likely decrease spending, adversely affecting our business, results of operations and financial condition. The Company cannot accurately predict the effect the COVID-19 outbreak will have on the Company.

Forward-Looking Statements

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “endeavors” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including declining sales and the impact that the novel coronavirus and the illness that it causes, as well as governmental responses to deal with the spread of this illness, may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general, and the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTA, INC.

Date: May 14, 2020	/s/ Eric Rice
Eric Rice
Chief Executive Officer